EXHIBIT 10.16
Warrant Agreement No. ________
NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
June 1, 2007
BIOHEART, INC.
(Incorporated under the laws of the State of Florida)
Warrant for the Purchase of Shares of Common Stock
     FOR VALUE RECEIVED, BIOHEART, INC., a Florida corporation (the “Company”), hereby certifies that Mr. Howard J. Leonhardt and Mrs. Brenda Leonhardt (the “Initial Holder”), or his/her/its assigns (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to 57,860 (the “Subject Shares”) fully paid and non-assessable shares of Common Stock at a price of $4.75 per share (the “Exercise Price”) . This Warrant is being issued in connection with that certain Loan Guarantee, Payment and Security Agreement by and between the Company and the Initial Holder, dated as of June 1, 2007 (the “Guarantee Agreement”).
     In the event that, as of September 30, 2007, the Company has not satisfied and/or discharged all of its payment obligations (a “Loan Satisfaction”) under that certain $5,000,000 Loan borrowed by the Company from Bank of America, N.A. (the “Bank of America Loan”), the number of Subject Shares shall be automatically increased to 66,000 shares without any action required on the part of the Company or the Holder.
     In the event that, as of the first year anniversary of the closing of the Bank of America Loan (the “Closing Date”), the Company has not satisfied and/or discharged all of its material payment obligations to the Initial Holder under the Guarantee Agreement (a “Guarantee Satisfaction”), the number of Subject Shares shall be automatically increased to 82,500 shares without any action required on the part of the Company or the Holder.

     In the event that, as of the second year anniversary of the Closing Date, the Company has not effectuated a Guarantee Satisfaction, the number of Subject Shares shall be automatically increased to 110,000 shares without any action required on the part of the Company or the Holder.
     In the event that, as of the third year anniversary of Closing Date, the Company has not effectuated a Guarantee Satisfaction, the number of Subject Shares shall be automatically increased to 165,000 shares without any action required on the part of the Company or the Holder.
     The term “Common Stock” means the Common Stock, par value $.001 per share, of the Company as constituted on June 1, 2007 (the “Base Date”). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.” The term “Other Securities” means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term “Company” means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its all or substantially all of its property or assets.
     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.
     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.
     1. Exercise of Warrant.
          (a) Subject to Section 1(b) below and in accordance with the procedures set forth in Section 1(c) below, this Warrant may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date that is three hundred and sixty-six (366) days following the date of the closing (the “Closing Date”) of the Bank of America Loan (the “One Year Exercise Date”) and expiring at 5:00 p.m. Eastern Time on the date that is ten years following the Closing Date (the “Expiration Date”).
          (b) Notwithstanding Section 1(a) above, in no event shall the Holder be entitled to exercise this Warrant until such time that the Company effectuates a Loan Satisfaction; provided, however, that if, as of the eight month anniversary of the Closing Date, the Company has not effectuated a Loan Satisfaction but the Initial Holder has complied in full with all of its material obligations under the Guarantee Agreement, this Section 1(b) shall have no further force and effect.

          (c) During the period that this Warrant is exercisable in accordance with Sections 1(a) and 1(b) above, the Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, together with the Warrant Exercise Form, attached hereto as Exhibit A, duly executed, accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his, her or its duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with a duly executed Warrant Exercise Form , a duly executed Shareholders Agreement and the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall, subject to compliance with any applicable securities laws, be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.
          (d) In the event the Initial Holder commits a Key Default (as defined in the Guarantee Agreement), this Warrant shall be automatically cancelled, without any action required on the part of the Company or the Holder, and shall have no further force and effect.
          (e) During the period that this Warrant is exercisable in accordance with Sections 1(a) and 1(b) above and provided that (i) the Company’s Common Stock is publicly traded and (ii) the average reported weekly trading volume during the four weeks preceding the date of exercise is equal to or greater than 2,500,000, in lieu of exercising this Warrant by tendering cash pursuant to Section 3(c) above, the Holder of this Warrant may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A - B)
X	=	A
     Where:
     X = The number of shares to be issued to the Holder pursuant to this net exercise;
     Y = The number of shares in respect of which the net issue election is made;
     A = The fair market value of one share at the time the net issue election is made; and
     B = The Exercise Price (as adjusted to the date of the net issuance).

     For purposes of this paragraph 3(e), the “fair market value” of one share of Common Stock as of a particular date shall mean the closing price (or average of the closing “bid” and “asked” prices, as the case may be) on the applicable date (i.e. the date of exercise of Warrant) of the Common Stock as reported by Bloomberg L.P. on the applicable market upon which the Common Stock is traded.
     2. Reservation of Shares. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, if necessary, will use its reasonable best efforts to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant.
     3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock or Other Securities (as applicable) in lieu of each fraction of a share otherwise called for upon exercise of this Warrant.
     4. Transfer of Warrant.
     (a) Subject to compliance with any applicable federal and state securities laws, the conditions set forth in Sections 4(b) below and the provisions of Section 7 of this Warrant, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, together with the Assignment Form, attached hereto as Exhibit C duly executed, the Transferor Representation Letter (as defined below) duly executed, the Transferee Representation Letter (as defined below), attached hereto as Exhibit C1 duly executed and funds sufficient to pay any transfer tax, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in the Assignment Form and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned. Thereafter, this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Notwithstanding the foregoing, the Company shall not be required to issue a Warrant covering less than 1,000 shares of Common Stock.
     (b) Notwithstanding anything to the contrary set forth herein, no transfer of all or any portion of this Warrant shall be made except for transfers to the Company, unless:

          (x) if such transfer is made at any time prior to the One Year Exercise Date, the Holder and the proposed transferee each truthfully certify and provide to the Company a written representation letter (the “Transferor Representation Letter” and the “Transferee Representation Letter”, respectively) that such transfer is to either:
               (A) a “Qualified Institutional Buyer” as such term is defined under Rule 144A of the Securities Act, attached hereto as Exhibit D;
               (B) a “large institutional accredited investor” as such term is used in the Securities and Exchange Commission staff’s No-Action Letter dated February 28, 1992 to Squadron, Ellenoff, Pleasant & Lehrer, attached hereto as Exhibit E; or
               (C) a person that is (1) an “accredited investor” within the meaning of Regulation D under the Securities Act (an “Accredited Investor”), (2) as of the Effective Date (as defined in the Guarantee Agreement) and the date of such transfer, is an executive officer of the Company or a member of the Company’s management; and (3) participated in assisting the Company structure the issuance of this Warrant to the (x) Guarantor (as defined in the Guarantee Agreement) and (y) any other persons receiving warrants in connection with their provision of a guaranty or letter of credit to secure the Bank of America Loan.
          (y) if such transfer is made at any time following the One Year Exercise Date, the Holder and the proposed transferee each truthfully certify and provide to the Company the Transferor Representation Letter and the Transferee Representation Letter, respectively that such transfer is to an Accredited Investor.
     5. Anti-Dilution Provisions.
          5.1 Adjustment for Dividends in Other Securities, Property, Etc. In case at any time or from time to time after the Base Date the shareholders of the Company shall have received, or on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Base Date it had been the holder of record of the number of shares of Common Stock or Other Securities (as applicable) as constituted on the Base Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 5.2 and 5.3.

          5.2 Adjustment for Recapitalization. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant), or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 5.2 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.
          5.3 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.
          5.4 No Impairment. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of capital stock upon the exercise of this Warrant.
          5.5 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

          5.6 Notices of Record Date, Etc. In case:
          (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or
          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or
          (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, which is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant.

     6. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be sold or transferred in the absence of an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that such registration is not required. The securities represented by this certificate are subject to certain restrictions and agreements contained in, that certain Warrant Agreement dated ___, 2007, by and between the original Holder and the Company and, may not be sold, assigned, transferred, encumbered, pledged or otherwise disposed of except upon compliance with the provisions of such Warrant Agreement. By the acceptance of the shares of capital stock evidenced by this certificate, the holder agrees to be bound by such Warrant Agreement and all amendments thereto. A copy of such Warrant Agreement has been filed at the office of the Company.
The securities represented by this certificate and the holder of such securities are subject to the terms and conditions (including, without limitation, voting agreements and restrictions on transfer) set forth in a Shareholders Agreement, dated as of ___, 200___, a copy of which may be obtained from the Company. No transfer of such securities will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such agreement.”
     7. Lock-Up Agreement. The Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company in an agreement in connection with any initial public offering of the Company’s securities, following the effective date of the registration statement for a public offering of the Company’s securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock, if any, included in such registration.
     8. No Right as a Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     9. Registration Under the Securities Act of 1933.
          9.1 Piggyback Registration. If at any time during the period commencing on the date that is six months following the closing date of an initial public offering of the Common Stock and ending on the Expiration Date, the Company proposes to register any shares of its Common Stock under the Securities Act on any form for registration thereunder (the “Registration Statement”) for its own account or the account of shareholders (other than a registration relating to (i) shares of Common Stock underlying a stock option, restricted stock, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; or (iii) a registration of securities proposed to be issued in exchange for other securities of the Company), it will at such time give prompt written notice to the Holder of its intention to do so (the “Section 9.1 Notice”). Upon the written request of the Holder given to the Company within ten (10) days after the giving of any Section 9.1 Notice setting forth the number of shares of Warrant Stock intended to be disposed of by the Holder and the intended method of disposition thereof, the Company will include or cause to be included in the Registration Statement the shares of Warrant Stock which the Holder has requested to register, to the extent provided in this Section 9 (a “Piggyback Registration”). Notwithstanding the foregoing, the Company may, at any time, withdraw or cease proceeding with any registration pursuant to this Section 9.1 if it shall at the same time withdraw or cease proceeding with the registration of the Common Stock originally proposed to be registered. The Company shall be obligated to file and cause the effectiveness of only one (1) Piggyback Registration. The shares of Warrant Stock set forth in the Section 9.1 Notice are referred to for purposes of this Section 9 as the “Registrable Shares”.
          9.2 Company Covenants. Whenever required under this Section 9 to include Registrable Shares in a Registration Statement, the Company shall, as expeditiously as reasonably possible:
          (i) Use its commercially reasonable efforts to cause such Registration Statement to become effective and cause such Registration Statement to remain effective until the earlier of the Holder having completed the distribution of all its Registrable Shares described in the Registration Statement or six (6) months from the effective date of the Registration Statement (or such later date by reason of suspensions the effectiveness as provided hereunder). The Company will also use its commercially reasonable efforts to, during the period that such Registration Statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the Registration Statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the Registration Statement.
          (ii) Prepare and file with the Unites States Securities and Exchange Commission (the “SEC”) such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

          (iii) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Shares owned by the Holder; provided that, in no event, shall the Company be required to incur printing expenses in excess of $1,000 in complying with its obligations under this Section 9.2(iii).
          (iv) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
          (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.
          (vi) Notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (a) when the Registration Statement or any post-effective amendment and supplement thereto has become effective; (b) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make use commercially reasonable efforts to obtain the withdrawal of any order suspending effectiveness of the Registration Statement. at the earliest possible time or prevent the entry thereof); (c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (d) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
          (vii) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.
          (viii) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

          9.3 Furnish Information. In connection with a registration in which the Holder is participating, such Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Holder shall provide, within ten (10) days of such request, such information related to such Holder as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.
          9.4 Expenses of Company Registration. All expenses other than underwriting discounts and commissions and any counsel engaged by the Holder incurred in connection with registrations, filings or qualifications pursuant to Section 9.1, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company (the “Registration Expenses”) shall be borne by the Company.
          9.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 9.1 to include any of the Holder’s Registrable Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole and reasonable discretion will not materially jeopardize the success of the offering by the Company, and the Holder enters into such lock-up agreements as may be reasonably required of other selling shareholders in such Registration Statement. If the total amount of securities, including Registrable Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole and reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole and reasonable discretion will not materially jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder who is a holder of Registrable Shares and is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder”, and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder”, as defined in this sentence.
          9.6 Indemnification. In the event that any Registrable Shares are included in a Registration Statement under this Section 9.

          (i) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.6(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person.
          (ii) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other holder selling securities in such Registration Statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 9.6(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.6(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 9.6(ii) exceed 20% of the cash value of the gross proceeds from the offering received by the Holder.

          (iii) Promptly after receipt by an indemnified party under this Section 9.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.6.
          (iv) If the indemnification provided for in this Section 9.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          (vi) The obligations of the Company and the Holder under this Section 9.6 shall survive the completion of any offering of Registrable Shares in a Registration Statement under this Section 9, and otherwise.

          9.7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit the Holder to sell shares of the Company’s Common Stock to the public without registration, commencing immediately after the date on which a registration statement filed by the Company under the Securities Act becomes effective, the Company agrees to use its best efforts to:
          (i) make and keep public information available, as those terms are understood and defined in Rule 144;
          (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
          (iii) furnish to the Holder, so long as the Holder owns any Registrable Shares, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          9.8. Permitted Transferees. The rights to cause the Company to register Registrable Shares granted to the Holder by the Company under this Section 9 may be assigned in full by a Holder in connection with a transfer by the Holder of its Registrable Shares if: (a) the Holder gives prior written notice to the Company; (b) such transferee agrees to comply with and be bound by the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 9.8, the rights of a Holder with respect to Registrable Shares as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of the Holder therein to be forfeited.
          9.9 Termination of Registration Rights. The Holder shall no longer be entitled to exercise any registration rights provided for in Section 9.1 after such time at which all Registrable Shares held by the Holder can be sold in any three-month period without registration in compliance with Rule 144(k) of the Act.
     10. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder. A copy of any notices provided to the Company hereunder shall be concurrently provided to the Company’s legal counsel addressed to Hunton & Williams, LLP, Attn: David E. Wells, Esq., 1111 Brickell Avenue, Suite 2500, Miami, Florida 33131.
     11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.

     12. Modification of the Terms. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.
     13. Venue. The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Broward County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.
     14. Waiver of Jury Trial. THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE HOLDER AND THE COMPANY.
     15. Payment of Certain Taxes and Charges. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of this Warrant or to register any transfer of this Warrant until any applicable transfer tax and any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise or transfer shall have been paid, such tax being payable by Holder at the time of surrender for the exercise or transfer.
     16. Register. The Company or its stock transfer agent, if any, will maintain a register containing the name and address of the Holder of this Warrant and of the holders of other warrants of like tenor issued simultaneously hereunder. Any Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change. The Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

BIOHEART, INC.
By:
Name:
Title:

EXHIBIT C1
TRANSFEREE REPRESENTATION LETTER
Dated as of                     , 2007
Attention: William H. Kline
Chief Financial Officer
Bioheart, Inc.
13794 NW 4th Street, Suite 212
Sunrise Florida 33325
Mr. Kline:
     This letter is in reference to the assignment to                      (the “Investor”) of a warrant to purchase                                 shares of the common stock of the Company on the terms and conditions set forth in the Warrant Agreement (the “Warrant Agreement”), attached hereto as Exhibit A (the “Securities”).
     1. In connection with the acquisition of the Securities, the Investor hereby makes the following acknowledgments, representations and agreements:
          (a) The Investor understands that the Company has relied on the information and representations with respect to the Investor set forth in this letter in determining whether an investment in the Company is suitable for the Investor, and the Investor represents and warrants that all such information is true and correct as of the date hereof.
          (b) The Investor must bear the economic risk of the acquisition of the Securities for the foreseeable future because the offer and sale of the Securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. The Investor understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) thereof and/or the provisions of Regulation D promulgated there under, based, in part, upon the representations, warranties and agreements of the Investor contained in this Subscription Agreement.
          (c) Neither the Securities and Exchange Commission nor any state securities commission has approved any of the Securities or passed upon or endorsed the merits of the offering of the Securities by the Company.
          (d) The Investor is acquiring the Securities solely for such Investor’s own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Investor has no contract, undertaking, agreement or arrangement, formal or informal, oral or written, with any person to sell or transfer all or any part of the Securities, and the Investor has no plans to enter into any such contract, undertaking, agreement or arrangement.

          (e) The Investor is aware that the Securities are “restricted securities,” and the Investor must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or unless counsel (satisfactory to the Company) renders an opinion (satisfactory to the Company) that registration under the Securities Act and any applicable state securities laws is not required. The Company has not agreed to make available an exemption from the registration requirements of the Securities Act for resale of any of the Securities and is under no obligation to register any of the Securities under the Securities Act or any state securities laws.
          (f) The Investor meets the requirements of at least one of the suitability standards for an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Investor agrees to furnish any additional information requested by the Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.
          (g) The Investor has adequate means of providing for its current financial needs and possible personal contingencies and has no need for liquidity in its investment in the Securities.
          (h) The Investor is able to bear the economic risks inherent in its investment in the Securities. The Investor further acknowledges that an important consideration bearing on its ability to bear the economic risk of its acquisition of the Securities is whether it can afford a complete loss of its entire investment in the Securities, and that the Investor can afford a complete loss of its entire investment in the Securities.
          (i) The Investor has such knowledge and experience in business, financial and investment matters so that the Investor is capable of evaluating the merits and risks of an investment in the Securities.
          (j) The Investor has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the offering of the Securities and all such questions have been answered to the full satisfaction of the Investor.
          (k) To the full satisfaction of Investor, the Investor has been furnished any materials the Investor has requested relating to the Company or the offering of the Securities. The Investor has received, has read carefully and understands all such materials and this Subscription Agreement.
          (l) An investment in the Company is highly speculative and involves a risk of loss of the entire investment and no assurance can be given of any income from such investment.
          (m) The Investor has taken no action, which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

          (n) The Investor has the power and authority to execute this Subscription Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby and the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement.
          (o) The Investor has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection with its acquisition of the Securities. The Investor has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and is not relying upon any information, representation or warranty by the Company or any agent of the Company, other than representations and warranties set forth in the Distribution and License Agreement, in determining to invest in the Company.
     2. This Subscription Agreement and the representations herein shall be governed by and construed under the laws of the State of Florida and shall be binding upon my heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of the company’s successors and assigns.
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
     THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTOR SHOULD BE AWARE THAT HE, SHE OR IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement on the date set forth above.

EXHIBIT A
WARRANT EXERCISE FORM
To: Bioheart, Inc.
ELECTION TO EXERCISE
     The undersigned hereby exercises its rights to purchase _________ shares of the Subject Shares covered by the within Warrant and tenders payment herewith in the amount of $____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)
and, if such number of shares shall not be all the Subject Shares covered by the within Warrant, that a new Warrant for the balance of the Subject Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:	Name

(Print)

Address:

(Signature)

To: Bioheart, Inc.
NOTICE OF CASHLESS EXERCISE
(To be executed upon exercise of Warrant
pursuant to Section 1(e)
     The undersigned hereby irrevocably elects to exchange its Warrant for _____________ shares of the Subject Shares pursuant to the cashless exercise provisions of the within Warrant, as provided for in Section 1(e) of such Warrant, and requests that a certificate or certificates for the shares be issued in the name of and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)
and, if such number of shares shall not be all the Subject Shares which the undersigned is entitled to purchase in accordance with the within Warrant, that a new Warrant for the balance of the Subject Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:	Name

(Print)

Address:

(Signature)

(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant)

EXHIBIT C
ASSIGNMENT FORM

FOR VALUE RECEIVED,
hereby sells, assigns and transfers unto

Name
(Please typewrite or print in block letters)
the right to purchase up to _____________ shares of Common Stock of BIOHEART, INC., a Florida corporation, pursuant to Section 4 of this Warrant, to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.
DATED: ________,200_

Exhibit D

17 C.F.R. § 230.144A
Effective: [See Text Amendments]
Code of Federal Regulations Currentness
 Title 17. Commodity and Securities Exchanges
  Chapter II. Securities and Exchange Commission
    Part 230. General Rules and Regulations, Securities Act of 1933 (Refs & Annos)
    General (Refs & Annos)
§ 230.144A Private resales of securities to institutions.
Preliminary Notes:
1. This section relates solely to the application of section 5 of the Act and not to antifraud or other provisions of the federal securities laws.
2. Attempted compliance with this section does not act as an exclusive election; any seller hereunder may also claim the availability of any other applicable exemption from the registration requirements of the Act.
3. In view of the objective of this section and the policies underlying the Act, this section is not available with respect to any transaction or series of transactions that, although in technical compliance with this section, is part of a plan or scheme to evade the registration provisions of the Act. In such cases, registration under the Act is required.
4. Nothing in this section obviates the need for any issuer or any other person to comply with the securities registration or broker-dealer registration requirements of the Securities Exchange Act of 1934 (the Exchange Act), whenever such requirements are applicable.
5. Nothing in this section obviates the need for any person to comply with any applicable state law relating to the offer or sale of securities.
6. Securities acquired in a transaction made pursuant to the provisions of this section are deemed to be restricted securities within the meaning of § 230.144(a)(3) of this chapter.
7. The fact that purchasers of securities from the issuer thereof may purchase such securities with a view to reselling such securities pursuant to this section will not affect the availability to such issuer of an exemption under section 4(2) of the Act, or Regulation D under the Act, from the registration requirements of the Act.
(a) Definitions.
(1) For purposes of this section, qualified institutional buyer shall mean:
(i) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:
(A) Any insurance company as defined in section 2(13) of the Act;
     Note: A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940 (the “Investment Company Act”), which are neither registered under section 8 of the Investment Company Act nor required to be so registered, shall be deemed to be a purchase for the account of such insurance company.
(B) Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act;
(C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
(D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
(E) Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;
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17 C.F.R. § 230.144A
(F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i) (D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.
(G) Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
(H) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and
(I) Any investment adviser registered under the Investment Advisers Act.
(ii) Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, Provided, That securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;
(iii) Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;
     Note: A registered dealer may act as agent, on a non-discretionary basis, in a transaction with a qualified institutional buyer without itself having to be a qualified institutional buyer.
(iv) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), Provided That, for purposes of this section:
(A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act [17 CFR 270.18f-2] ) shall be deemed to be a separate investment company; and
(B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);
(v) Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and
(vi) Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.
(2) In determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.
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17 C.F.R. § 230.144A
(3) The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published. In the latter event, the securities may be valued at market for purposes of this section.
(4) In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.
(5) For purposes of this section, riskless principal transaction means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a qualified institutional buyer, including another dealer acting as riskless principal for a qualified institutional buyer.
(6) For purposes of this section, effective conversion premium means the amount, expressed as a percentage of the security’s conversion value, by which the price at issuance of a convertible security exceeds its conversion value.
(7) For purposes of this section, effective exercise premium means the amount, expressed as a percentage of the warrant’s exercise value, by which the sum of the price at issuance and the exercise price of a warrant exceeds its exercise value.
(b) Sales by persons other than issuers or dealers. Any person, other than the issuer or a dealer, who offers or sells securities in compliance with the conditions set forth in paragraph (d) of this section shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter of such securities within the meaning of sections 2(11) and 4(1) of the Act.
(c) Sales by Dealers. Any dealer who offers or sells securities in compliance with the conditions set forth in paragraph (d) of this section shall be deemed not to be a participant in a distribution of such securities within the meaning of section 4(3)(C) of the Act and not to be an underwriter of such securities within the meaning of section 2(11) of the Act, and such securities shall be deemed not to have been offered to the public within the meaning of section 4(3)(A) of the Act.
(d) Conditions to be met. To qualify for exemption under this section, an offer or sale must meet the following conditions:
(1) The securities are offered or sold only to a qualified institutional buyer or to an offeree or purchaser that the seller and any person acting on behalf of the seller reasonably believe is a qualified institutional buyer. In determining whether a prospective purchaser is a qualified institutional buyer, the seller and any person acting on its behalf shall be entitled to rely upon the following non-exclusive methods of establishing the prospective purchaser’s ownership and discretionary investments of securities:
(i) The prospective purchaser’s most recent publicly available financial statements, Provided That such statements present the information as of a date within 16 months preceding the date of sale of securities under this section in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser;
(ii) The most recent publicly available information appearing in documents filed by the prospective purchaser with the Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, Provided That any such information is as of a date within 16 months preceding the date of sale of securities under this section in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser;
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17 C.F.R. § 230.144A
(iii) The most recent publicly available information appearing in a recognized securities manual, Provided That such information is as of a date within 16 months preceding the date of sale of securities under this section in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or
(iv) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the purchaser, specifying the amount of securities owned and invested on a discretionary basis by the purchaser as of a specific date on or since the close of the purchaser’s most recent fiscal year, or, in the case of a purchaser that is a member of a family of investment companies, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the family of investment companies as of a specific date on or since the close of the purchaser’s most recent fiscal year;
(2) The seller and any person acting on its behalf takes reasonable steps to ensure that the purchaser is aware that the seller may rely on the exemption from the provisions of section 5 of the Act provided by this section;
(3) The securities offered or sold:
(i) Were not, when issued, of the same class as securities listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; Provided, That securities that are convertible or exchangeable into securities so listed or quoted at the time of issuance and that had an effective conversion premium of less than 10 percent, shall be treated as securities of the class into which they are convertible or exchangeable; and that warrants that may be exercised for securities so listed or quoted at the time of issuance, for a period of less than 3 years from the date of issuance, or that had an effective exercise premium of less than 10 percent, shall be treated as securities of the class to be issued upon exercise; and Provided further, That the Commission may from time to time, taking into account then-existing market practices, designate additional securities and classes of securities that will not be deemed of the same class as securities listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system; and
(ii) Are not securities of an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under section 8 of the Investment Company Act; and
(4)(i) In the case of securities of an issuer that is neither subject to section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) (§ 240.12g3-2(b) of this chapter) under the Exchange Act, nor a foreign government as defined in Rule 405 (§ 230.405 of this chapter) eligible to register securities under Schedule B of the Act, the holder and a prospective purchaser designated by the holder have the right to obtain from the issuer, upon request of the holder, and the prospective purchaser has received from the issuer, the seller, or a person acting on either of their behalf, at or prior to the time of sale, upon such prospective purchaser’s request to the holder or the issuer, the following information (which shall be reasonably current in relation to the date of resale under this section): a very brief statement of the nature of the business of the issuer and the products and services it offers; and the issuer’s most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years as the issuer has been in operation (the financial statements should be audited to the extent reasonably available).
(ii) The requirement that the information be reasonably current will be presumed to be satisfied if:
(A) The balance sheet is as of a date less than 16 months before the date of resale, the statements of profit and loss and retained earnings are for the 12 months preceding the date of such balance sheet, and if such balance sheet is not as of a date less than 6 months before the date of resale, it shall be accompanied by additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months before the date of resale; and
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17 C.F.R. § 230.144A
(B) The statement of the nature of the issuer’s business and its products and services offered is as of a date within 12 months prior to the date of resale; or
(C) With regard to foreign private issuers, the required information meets the timing requirements of the issuer’s home country or principal trading markets.
(e) Offers and sales of securities pursuant to this section shall be deemed not to affect the availability of any exemption or safe harbor relating to any previous or subsequent offer or sale of such securities by the issuer or any prior or subsequent holder thereof.
[55 FR 17945, April 30, 1990; 57 FR 48722, Oct. 28, 1992]
SOURCE: 62 FR 24573, May 6, 1997; 63 FR 6384, Feb. 6, 1998; 63 FR 13943, 13984, March 23, 1998; 64 FR 61449, Nov. 10, 1999; 65 FR 47284, Aug. 2, 2000; 66 FR 8896, 9017, Feb. 5, 2001; 67 FR 230, Jan. 2, 2002; 67 FR 13536, March 22, 2002; 67 FR 19673, April 23, 2002; 68 FR 57777, Oct. 6, 2003; 72 FR 20414, April 24, 2007, unless otherwise noted.
AUTHORITY: 15 U.S.C. 77b, 77c, 77d, 77f, 77g, 77h, 77j, 77r, 77s, 77z-3, 77sss, 78c, 78d, 78j, 78l, 78m, 78n, 78o, 78t, 78w, 78ll(d), 78mm, 80a-8, 80a-24, 80a-28, 80a-29, 80a-30, and 80a-37, unless otherwise noted.; Section 230.151 is also issued under 15 U.S.C. 77s(a).; Section 230.160 is also issued under Section 104(d) of the Electronic Signatures Act.; Sections 230.400 to 230.499 issued under 15 U.S.C. 77f, 77h, 77j, 77s, unless otherwise noted.; Section 230.473 is also issued under 15 U.S.C. 79(t).; Section 230.502 is also issued under 15 U.S.C. 80a-8, 80a-29, 80a-30.
17 C. F. R. § 230.144A, 17 CFR § 230.144A
     Current through July 19, 2007; 72 FR 39581
Copr. © 2007 Thomson/West
END OF DOCUMENT
© 2007 Thomson/West. No Claim to Orig. U.S. Govt. Works.

EXHIBIT E

1992 WL 55818 (S.E.C. No - Action Letter)
(SEC No-Action Letter)
*1 Black
Box
Incorporated
Publicly Available February 28, 1992
SEC LETTER
1933 Act / s 5
February 28, 1992
Publicly Available February 28, 1992
Kenneth R. Koch, Esq.
Squadron, Ellenoff, Pleasant & Lehrer
551 Fifth Avenue
New York, New York 10176Dear Mr. Koch:
Our responses to the interpretive questions raised in your letter of December 27, 1991 regarding the positions expressed in the staff’s letter dated June 26, 1990 to Black Box Incorporated (the “Black Box letter”) are as follows:
1. The staff’s positions in the Black Box letter were not based on the financial condition of the company. Specifically, in response to your concerns expressed during our telephone conversations, the staff’s position with respect to integration of the Black Box registered initial public offering and a simultaneous unregistered offering by Black Box of convertible debentures (the “Black Box offerings”) was a policy position taken primarily in consideration of the nature and number of the offerees, and not based on the financial condition of the company.
2. The number of offerees and purchasers is a factor considered by the staff in evaluating the applicability of the policy position. As we discussed, the Black Box policy position on integration was simply a formal articulation of an informal position the staff has taken previously with respect to simultaneous registered offerings and unregistered offerings to a limited number of first-tier institutional investors in connection with structured financings. Because the position expressed with respect to the Black Box offerings is a policy position, it is narrowly construed by the staff. The staff interprets the position to be limited in applicability to situations where a registered offering would otherwise be integrated with an unregistered offering to i) persons who would be qualified institutional buyers for purposes of Rule 144A and 2) no more than two or three large institutional accredited investors. The position does not constitute a determination by the staff that the unregistered offering is in fact a bona fide private placement.[FN1]
FN1 With regard to the availability of the Section 4(2) private offering exemption, it should be noted that the staff takes the position that the filing of a registration statement is deemed to be the commencement of the public offering. See letter from former director of the Division of Corporation Finance, John J. Huber, to Michael Bradfield, general counsel of the Board of Governors of the Federal Reserve System (March 23, 1984). Further, your attention is directed to SEC Litigation Release No. 10241 (December 19, 1983), regarding SEC v. Michael A. Traiger, Traiger Energy Investments (U.S.D.C.C.D.Cal.Civil Action No. 83-2738-LTL JPx).
3. The position of the staff with respect to integration of the Black Box offerings would not have been different if common stock had been sold in both the public and the private offerings. In this regard, it should be noted that the staff historically has treated an offering of a class of securities and an offering of another security convertible into that class of securities as offerings of the same class of securities for purposes of the integration doctrine.
*2 I trust that the foregoing information is of assistance to you. Should you have any further questions regarding this matter, please feel free to contact me again.
Sincerely,
Cecilia D. Blye
Special Counsel
December 27, 1991
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1992 WL 55818 (S.E.C. No — Action Letter)	Page 2
Special Counsel
December 27, 1991
Office of Chief Counsel
Division of Corporation Finance
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington,. D.C. 20549
Re: Black Box Incorporated
Gentlemen:
At the suggestion of Cecilia Blye of the staff of the Securities and Exchange Commission (the “Commission”), I am writing to pose three interpretive questions concerning the Black Box Incorporated no-action letter (“Black Box”) recently promulgated by the Commission. In Black Box, the issuer on whose behalf the no-action request was made (the “Company”), proposed to engage in a contemporaneous private placement of convertible debentures and a public offering of common stock. Under the circumstances set forth in Black Box, the private placement and the public offering were not integrated.
1. In Black Box, the Company was apparently financially troubled. Would the Staff’s answer have changed if Black Box was not financially troubled or is Black Box a “hardship” exception to the general rules on integration?
2. In Black Box, the private placement was made to up to 35 “qualified institutional buyers” (as defined in Rule 144A promulgated under the Act, and up to four “accredited investors” (as defined in Regulation D promulgated under the Act). Is there any limit on the number of “qualified institutional buyers” or “accredited investors” to whom offers may be made or to whom sales may be made in order to fall within the rationale of Black Box? In this connection, I note Ms. Blye’s concern that sales made to large numbers of investors may indicate that a purportedly private placement has been conducted as a public offering. However, when the Commission adopted Regulation D, the Commission shifted away from the strict numerical limitations on investors under former Rule 146. When Regulation D was adopted in 1982, the limitations on numbers of investors (except for the limit of 35 on non-accredited investors) were eliminated. Rule 502(c) under Regulation D focuses instead on the manner of offering and not the number of offerees. Thus, although a large number of investors in an offering may be some indication that the offering was conducted in a manner violative of the prohibition against a “general solicitation” under Rule 502(c), it is not by itself determinative of whether such a general solicitation has occurred. Accordingly, I would think that the Commission would continue to rely on the body of interpretative law that has grown up around Rule 502(c), rather than a numerical limitation on investors, to determine whether a public offering has been made.
If the Staff does believe that a numerical limitation on investors is appropriate for Black Box to apply, the limit should probably only apply to the number of “accredited investors” involved in the private placement and should not restrict the number of “qualified institutional buyers”. Inherent in the Commission’s recent adoption of Rule 144A is the assumption that “qualified institutional buyers” do not need the protection which the registration process provides.
*3 3. In Black Box, the Company was privately placing convertible debentures and publicly selling common stock. Would the Staff’s answer have changed if the securities being sold in the private placement and the public offering were identical? For example, would the answer remain the same if Common Stock were being sold in both the private placement and the public offering.
We appreciate the Commission’s consideration of these questions. If you have any questions concerning the above, please contact me at (212)476-8362.
An original and seven copies of this letter are submitted herewith.
Very truly yours,
Kenneth R. Koch
SQUADRON, ELLENOFF, PLESENT & LEHRER
551 Fifth Avenue
New York, NY 10176
(212)661-6500
© 2007 Thomson/West. No Claim to Orig. U.S. Govt. Works.